                                                                    EXHIBIT 11.1

                       THE COAST DISTRIBUTION SYSTEM, INC.

                    Computation of Earnings (Loss) Per Share
                           Quarter Ended September 30,

                                                                   1998
                                              ----------------------------------------------
                                              Income (Loss)        Shares          Per-Share
                                               (Numerator)      (Denominator)        Amount
                                              -------------     -------------      ---------
Net earnings                                    $69,000
  Dividends paid on preferred
   stock of subsidiary                           (3,000)
                                                -------
Net earnings available to common
  shareholders                                  $66,000
                                                =======
Basic and diluted earnings per share            $66,000          5,279,854            $0.01
                                                =======          =========            =====

                                                                   1997
                                              ----------------------------------------------
                                              Income (Loss)        Shares          Per-Share
                                               (Numerator)      (Denominator)        Amount
                                              -------------     -------------      ---------
Net loss                                      $(1,450,000)
  Dividends paid on preferred
    stock of subsidiary                            (3,000)
                                              -----------
Net loss attributable to common
  shareholders                                $(1,453,000)
                                              ===========
Basic and diluted earnings (loss) per share   $(1,453,000)        5,246,879         $(0.28)
                                              ===========         =========         ======

                                                          EXHIBIT 11.1 (Cont.-)


                       THE COAST DISTRIBUTION SYSTEM, INC.

                    Computation of Earnings (Loss) Per Share
                         Nine Months Ended September 30,

                                                                   1998
                                              ----------------------------------------------
                                              Income (Loss)        Shares          Per-Share
                                               (Numerator)      (Denominator)        Amount
                                              -------------     -------------      ---------
Net earnings                                   $1,729,000
  Dividends paid on preferred
    stock of subsidiary                            (9,000)
                                               ----------
Net earnings available to common
  shareholders                                 $1,720,000
                                               ==========
Basic and diluted earnings per share           $1,720,000         5,266,567          $0.33
                                               ==========         =========          =====

                                                                   1997
                                              ----------------------------------------------
                                              Income (Loss)        Shares          Per-Share
                                               (Numerator)      (Denominator)        Amount
                                              -------------     -------------      ---------
Net earnings                                   $(1,593,000)
  Dividends paid on preferred stock
    of subsidiary                                  (10,000)
                                               -----------
Net loss attributable to common
  shareholders                                 $(1,603,000)
                                               ===========
Basic and diluted earnings (loss) per share    $(1,603,000)        5,235,489        $(0.31)
                                               ===========         =========        ======